UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                       SCHEDULE 14C INFORMATION
                         Information Statement
                       Pursuant to Section 14(c)
                of the Securities Exchange Act of 1934

Check the appropriate box:

[X ]   Preliminary Information Statement
[  ]   Definitive Information Statement

                       BUFFALO CAPITAL VII, LTD.
           (Name of Registrant as specified in its charter)

Payment of Filing Fee (Check the Appropriate Box):  N/A

[ ] $125 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ] Fee Computed on table below per Exchange Act Rules 14c-5(g) and
0-11

1) Title of each class of securities to which transaction applies:
__________________________________________________________

2) Aggregate number of securities to which transaction applies:
_________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

4) Proposed maximum aggregate value of transaction:
_________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PRELIMINARY COPY

                       BUFFALO CAPITAL VII, LTD.
                         7331 S. Meadow Court
                          Boulder, CO  80303

June 7, 1999

Dear Shareholder:

       On behalf of the Board of Directors, I cordially invite you to attend a Special Meeting of Shareholders of Buffalo Capital VII, Ltd. ("Buffalo") to be held at 9:00 a.m. local time on July 9, 1999, at 4750 Table Mesa Drive, Boulder, CO 80303.

       The Special Meeting is being held for the purpose of considering and voting upon a proposed amendment to the Company's
Articles of Incorporation to change the Company's name to Workfire.com, Inc.

       We are not asking you for a proxy in conjunction with this Special Meeting, but you are urged to attend the meeting to assure that your vote is counted.

                                   Sincerely,

                                   Grant W. Peck
                                   President
                       BUFFALO CAPITAL VII, LTD.
                         7331 S. Meadow Court
                          Boulder, CO  80303

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS to be held July 12, 1999
TO THE SHAREHOLDERS OF BUFFALO CAPITAL VII, LTD.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the
Shareholders (the "Meeting") of Buffalo Capital VII, Ltd. ("Buffalo") will be held at 4750 Table Mesa Drive, Boulder, Colorado, 80303, at 9:00 a.m. local time, on July 12, 1999, for the following purpose:

       1. To consider and vote upon a proposed amendment to the Company's Articles of Incorporation changing its name to Workfire.com, Inc.

       2. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

       You are cordially invited and urged to attend the Meeting.


By Order of the Board of
Directors
Grant W. Peck
Chairman of the Board
Boulder, Colorado
Dated: June 7, 1999
                       BUFFALO CAPITAL VII, LTD.
                         7331 S. Meadow Court
                          Boulder, CO  80303

                           _________________

                         INFORMATION STATEMENT

                    SPECIAL MEETING OF SHAREHOLDERS
                       To be held July 12, 1999

                          __________________


GENERAL INFORMATION

       This Information Statement is furnished in connection with a Special Meeting of Shareholders called by the Board of Directors (the "Board") of Buffalo Capital VII, Ltd. ("Buffalo"), to be held at 4750 Table Mesa Drive, Boulder, Colorado 80303, at 9:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Information Statement and the accompanying Notice of Special Meeting will be first mailed or given to Buffalo's shareholders on or about June 21, 1999.

       All shares of Buffalo's common stock ("Common Stock"), represented either in person or by proxy will be eligible to be voted at the Meeting.


       WE ARE NOT ASKING FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY.

BACKGROUND INFORMATION

       Buffalo Capital VII, Ltd. (the "Company") was incorporated under the laws of the State of Colorado on September 19, 1997. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. The Company elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

       On May 21, 1999, the Company and certain of its shareholders, including its principal shareholders, entered into a Reorganization and Stock Purchase Agreement (the "Reorganization Agreement") with Workfire.com, Inc., a Nevada corporation ("Workfire") and Robert G. Bryan. The Reorganization Agreement contemplates a series of transactions which will make Workfire a wholly owned subsidiary of the Company and which will result in a change of control of the Company. The transactions include (i) completion of a 5.804688 to 1 forward split; (ii) voluntary surrender for cancellation of a total of approximately 23,253,332 shares by current shareholders of the Company; and (iii) issuance of a total of 12,722,756 new shares in exchange for all of the issued and outstanding common stock of Workfire.

       In conjunction with execution of the Reorganization Agreement certain shareholders of the Company entered into Stock Purchase Agreements and the holders of all the issued and outstanding Class A and Class B Warrants of the Company entered into a Warrant
Purchase Agreement.  Pursuant to these agreements, in conjunction with closing under the Reorganization Agreement, certain non-affiliated persons designated by Workfire agreed to purchase all of the issued and outstanding Class A and Class B Warrants of the Company as well as a total of 2,952,871 shares of common stock, for an
aggregate purchase price of $150,000.   Following their purchase
under the Warrant Purchase Agreement, all outstanding Class A and Class B warrants are expected to be cancelled.

       Following completion of the transactions contemplated by the Reorganization Agreement, the Warrant Purchase Agreement and the Stock Purchase Agreements, Workfire will be a wholly-owned subsidiary of the Company and the Company will have a total of approximately 15,287,111 shares of common stock issued and outstanding. Current shareholders of the Company will own approximately 611,484 shares, or approximately 4% of the issued and outstanding common stock, and there will be a change in control of the Company. As a result of the share exchange, the current shareholders of Workfire will own 12,722,756 shares, or approximately 83.23% of the issued and outstanding common stock of the Company, and accordingly will be in a position of control.

       In conjunction with completion of the transactions contemplated by the Reorganization Agreement, the current directors and officers of the Company will resign, the out-going directors will appoint successors designated by Workfire, and the new directors will appoint new executive officers.

       The Reorganization Agreement was approved by the Company's Board of Directors but approval by the Company's shareholders is not required prior to closing thereunder.

       Following closing under the Reorganization Agreement, all of the Company's business activities are expected to be conducted through Workfire, its wholly owned subsidiary. Although the Company expects to adopt the assumed name of "Workfire.com, Inc," prior to closing, the Reorganization Agreement requires the Company to take the steps necessary to amend its Articles of Incorporation in order to formally change its corporate name to Workfire.com, Inc.

       The Special Meeting of Shareholders to be held at 9:00 am on July 12, 1999, at 4750 Table Mesa Drive, Boulder, Co 80303, has been called for the sole purpose of voting upon an amendment to the Company's Articles of Incorporation to change its name to Workfire.com, Inc.

Record Date

Shareholders of record at the close of business on June 4, 1999 (the "Record Date") are entitled to notice of the meeting and to vote at the meeting. As of the Record Date, 4,620,000 shares of the Company's Common Stock (the "Common Stock") were issued and outstanding and entitled to vote at the Special Meeting. No shares of Preferred Stock were issued and outstanding as of the Record Date.

Voting

Each shareholder of record is entitled to one vote for each share of Common Stock registered in his name. One-third of the outstanding common stock, represented in person or by proxy at the Meeting, will constitute a quorum for the transaction of all business.

Once a quorum is present, the proposal to amend the Company's
Articles of Incorporation will require the affirmative vote of a majority of the shares represented at the meeting.

As of the record date for the Meeting, three individual shareholders of the Company, including the two officers and directors and another shareholder who is an affiliate of the Company, held voting power with respect to an aggregate of 3,928,000 shares (representing approximately 85% of the issued and outstanding common stock).
Each of these individuals has advised the Company that he intends to vote, or to direct the vote of his shares, in favor of the proposed amendment of the Company's Articles of Incorporation. Accordingly, the Company has determined that there is not need to solicit proxies for the Meeting.

                   DIRECTORS AND EXECUTIVE OFFICERS

       The directors and executive officers who approved adoption of the Reorganization Agreement and who are serving the Company as of the record date are as follows:

Name                        Age           Positions Held and Tenure

Grant W. Peck               44            President and a Director
                                          since September, 1997

Dean F. Sessions            48            Secretary, Treasurer, and a
                                          Director since
                                          September, 1997

Biographical Information

Grant W. Peck.
       Mr. Peck has served as President and a Director of the Company since its inception. He is also currently the President and a Director of two other blind pool or blank check companies (i.e. Buffalo Capital V, Ltd. and Buffalo Capital VIII, Ltd), each of which has a business plan which is the same as that of the Company. Mr. Peck has also been an officer and director of several other blind pool or blank check companies which he assisted in the completion of business acquisition transactions prior to tendering his resignation.

       Mr. Peck was the principal shareholder, the President and a Director of J. S. Grant's, Inc., doing business as Just Squeezed Juices, from its inception in 1985 until it was sold in January of 1995 to Odwalla, Inc. J.S. Grant's manufactured fresh juices in Denver, Colorado, and then handled distribution from Denver into a five state region. Between 1977 and 1984, Mr. Peck was an owner and Director of Operations for the Harvest Restaurants and Bakeries, a restaurant company that catered to the then emerging health-conscious market. Mr. Peck was responsible for the growth and daily operation of the restaurant company, employing over 385 employees with annualized sales of $13,000,000.

       Mr. Peck attended the University of Colorado and Macalester College in St. Paul, Minnesota, but did not receive a degree from either institution.

Dean F. Sessions.
       Mr. Sessions has served as Secretary and Treasurer, and as a Director of the Company since its inception. He is also currently the Secretary, Treasurer and a Director of five other blind pool or blank check companies (i.e. Buffalo Capital V, Ltd. and Buffalo Capital
VIII, Ltd), each of which has a business plan which is the same as that of the Company. Mr. Sessions has also been an officer and director of several other blind pool or blank check companies which he assisted in the completion of business acquisition transactions prior to tendering his resignation.

       From 1973 through 1982 Mr. Sessions was employed as an investment broker by E. F. Hutton & Co., in its Boulder, Colorado office. From 1982 through 1986 Mr. Sessions was an officer, director and principal shareholder of A. S. Food Company, Inc., a Colorado corporation formed to acquire the franchise rights for Round The Corner restaurants in Oregon, Washington and British Columbia.
A. S. Food Company, Inc., opened and operated two Round The
Corner restaurants in the Seattle, Washington area, but in 1986 it filed bankruptcy and ceased operations. In October 1986, Mr. Sessions renewed his securities license with the NASD and simultaneously joined the Boulder, Colorado office of E. F. Hutton as an account executive. From June of 1987 through March of 1988, Mr. Sessions was a registered representative of L. T. Securities, the securities division of Lincoln Trust Corporation of Denver, Colorado. From
March, 1988, to August, 1990, Mr. Sessions was a registered representative with Cohig Securities, Inc. of Denver, Colorado, and from January, 1991 to June, 1994, Mr. Sessions was a registered representative with Walford and Company, of Boulder, Colorado. In addition, from August, 1990, to the present, Mr. Sessions has been actively engaged in attempting to acquire his Professional Golf Association (PGA) tour card.

       Mr. Sessions has a B.S. degree from the University of Colorado.

               DESIGNEES OF WORKFIRE AS COMPANY DIRECTORS
                        AND EXECUTIVE OFFICERS

       The following table sets forth the name, age and position of each of the persons expected to be designated by Workfire to be appointed to the Company's Board of Directors and each of the persons expected to be appointed as an executive officer of the Company following completion of the transactions contemplated by the Reorganization Agreement:

Name                               Age                  Position
Tom Taylor                         35                   President,
                                                        Secretary &
                                                        Director

Philip Stern                       39                   Director

Nicholas Miller                    45                   Director

Biographical Information

Tom Taylor

       Mr. Taylor has been founding and leading companies that develop and commercialize revolutionary technologies since 1981, including MSound (now owned by Sierra Semiconductor), Timespan
(now owned by Tanisys Technology) and Chameleon Bridge
Technologies (now owned by PeakSoft). Tom hold worldwide patents in communications and user interface technologies. More recently, he was Chief Technology Officer of the first company ever to ship a full commercial Java application. Mr. Taylor was the technology architect behind several public companies that have successfully created radically new products and approaches in the field of user interface devices, communication and broadcasting technology, digital signal processing software, and Internet speed optimization.

Philip Stern

       Since 1996, Mr. Stern has operated as a consultant through his company, Net Q & A, Inc., providing business plan development services primarily to clients in the high-technology sector. From 19909 through 1996, Mr. Stern was CEO of Simon/Ross &
Associates, Inc., which was engaged in the business of providing MacIntosh computer training. From 1986 to 1988, he directed the customer marketing function for MDI Mobile Data International which was engaged in the business of development and sale of mobile data communications system. He holds a bachelor's degree from McGill University and an MBA from Harvard Business School.

Nicholas Miller

       Mr. Miller has over 25 years of experience in both small entrepreneurial and large corporate structures, and over 18 years of direct P & L responsibility. As the founder of several high-technology oriented corporations, Mr. Miller has accumulated a wealth of experience in high-technology start-ups, marketing, management, and the financing of new ventures.

       Most recently, Mr. Miller was Founder, President, CEO and Chairman of the DataLink Systems Corporation. DataLink is a leading provider of Personal Information Services delivered using wireless technologies, including alphanumeric paging, digital cellular/PCS short message service, cellular digital packet data and other emerging personal communications technologies. Before DataLink, he owned a consulting practice that provided advice to emerging growth and middle-market companies in the US and Canada, and founded a number of companies int he software distribution and manufacturing sectors.

                       PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to vote at the Special Meeting was June 4, 1999. As of the Record Date, the Company had a total of 4,620,000 shares of Common Stock issued and outstanding. After giving effect to the 5.804688 to 1 forward split, the proposed voluntary surrender of shares for cancellation, and the issuance of shares in the share exchange transaction, all of which are contemplated by the Reorganization Agreement, the Company will have a total of approximately
15,287,111 shares issued and outstanding. The following table sets forth, as of June 4, 1999, the number of shares of Common Stock currently owned of record and beneficially by current executive officers, directors, persons who hold 5% or more of the outstanding Common Stock of the Company and by current officers and directors as a group after giving effect to the forward split. The table also reflects the number of shares which are expected to owned by such persons following completion of the all the transactions contemplated by the Reorganization Agreement.

                          Number of Shares                  Percent of
                        Owned Beneficially                 Class Owned
Name and                                  After                       After
Address                     Current       Reorg.        Current       Reorg.
Grant W. Peck<F1>
7331 S. Meadow Court
Boulder, CO 80301    7,597,176     146,495              28.33%        0.96%

Dean F. Sessions<F1>
P. O. Box 17881
Boulder, CO 80308    7,601,819     146,495              28.35%        0.96%

Gary S. Joiner
4750 Table Mesa Drive
Boulder, CO  80303   7,601,819     146,495              28.35%        0.96%

Mark DiSalvo
192 Searidge Court
Shell Beach, CA
93449                2,507,625      70,000               9.35%        0.46%

All current directors
and executive officers
(2 persons)          15,198,995     292,990             56.68         1.92%

<F1> The person listed is an officer, a director, or both, of the Company.

                                  PROPOSAL ONE

                     AMENDMENT TO ARTICLES OF INCORPORATION

       The Board of Directors has unanimously approved, the recommends for shareholder approval, the amendment of the Company's Articles of Incorporation in order to change the Company's name to Workfire.com, Inc. Approval of the amendment will not result in any other amendment or change to the Company's Articles of Incorporation. The amendment is proposed in conjunction with the anticipated closing under the Reorganization Agreement between the Company and Workfire.com, Inc., a Nevada corporation. In the event the Company does not close under the Reorganization Agreement, the Company will not adopt the proposed amendment to its Articles of Incorporation.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting.


THE BOARD OF DIRECTORS
Boulder, Colorado
June 7, 1999